Exhibit 4.2

U.S. SECURITY AGREEMENT

By

WEX INC.,
as Borrower

and

THE PLEDGORS PARTY HERETO

and

BANK OF AMERICA, N.A.,
as Collateral Agent

______________________

Dated as of July 1, 2016

	TABLE OF CONTENTS

		Page
PREAMBLE		1
RECITALS		1
AGREEMENT		2
ARTICLE I
DEFINITIONS AND INTERPRETATION
SECTION 1.1.	DEFINITIONS	2
SECTION 1.2.	INTERPRETATION	10
SECTION 1.3.	RESOLUTION OF DRAFTING AMBIGUITIES	10
SECTION 1.4.	PERFECTION CERTIFICATE	10
ARTICLE II
GRANT OF SECURITY AND SECURED OBLIGATIONS
SECTION 2.1.	GRANT OF SECURITY INTEREST	10
SECTION 2.2.	FILINGS	11
ARTICLE III
PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL
SECTION 3.1.	DELIVERY OF CERTIFICATED SECURITIES COLLATERAL	12
SECTION 3.2.	PERFECTION OF UNCERTIFICATED SECURITIES COLLATERAL	12
SECTION 3.3.	FINANCING STATEMENTS AND OTHER FILINGS; MAINTENANCE OF PERFECTED SECURITY INTEREST	13
SECTION 3.4.	OTHER ACTIONS	13
SECTION 3.5.	JOINDER OF ADDITIONAL GUARANTORS	14
SECTION 3.6.	SUPPLEMENTS; FURTHER ASSURANCES	14
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 4.1.	TITLE	15
SECTION 4.2.	VALIDITY OF SECURITY INTEREST	15

-i-

-ii-

SIGNATURES	S-1
-iii-

SCHEDULE 1	Pledged Securities
SCHEDULE 2	Commercial Tort Claims
SCHEDULE 3	Intellectual Property

EXHIBIT 1	Form of Securities Pledge Amendment
EXHIBIT 2	Form of Joinder Agreement
EXHIBIT 3	Form of Copyright Security Agreement
EXHIBIT 4	Form of Patent Security Agreement
EXHIBIT 5	Form of Trademark Security Agreement

-iv-

U.S. SECURITY AGREEMENT

This U.S. SECURITY AGREEMENT dated as of July 1, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “U.S. Security Agreement”) made by WEX INC., a Delaware corporation (the “Borrower”) and the Guarantors (as hereinafter defined) from to time to time party hereto, as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent for the Secured Parties pursuant to the Credit Agreement (and, to the extent provided for in Article XII, for the 2023 Senior Notes Holders), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

R E C I T A L S :

A.            The Borrower, Wright Express International Holdings Limited (the “Designated Borrower”), WEX Card Holdings Australia Pty Ltd. (the “Specified Designated Borrower”), the Collateral Agent and the lending institutions listed therein have entered into that certain credit agreement, dated as of July 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among the Borrower, the Designated Borrower, the Specified Designated Borrower, the Lenders from time to time party thereto, and the Collateral Agent.

B.            Each Guarantor has, pursuant to the Domestic Subsidiary Agreement, unconditionally guaranteed the Obligations.

C.            The Borrower and each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this U.S. Security Agreement.

D.            This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Credit Agreement) (and, to the extent provided for in Article XII, for the benefit of the 2023 Senior Notes Holders) to secure the payment and performance of all of the Obligations (and, to the extent provided in Article XII, the 2023 Senior Notes Obligations).

E.            It is a condition to (i) the obligations of the Lenders to make the Loans under the Credit Agreement and (ii) the obligations of the L/C Issuer to issue Letters of Credit that each Pledgor execute and deliver the applicable Loan Documents, including this U.S. Security Agreement.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.     Definitions.

(a)            Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “ Records”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Software”, “Supporting Obligations”; and “Tangible Chattel Paper.”

(b)            Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.  Section 1.02 of the Credit Agreement shall apply herein mutatis mutandis.

(c)            The following terms shall have the following meanings:

“2023 Senior Notes” shall mean the Company’s 4.750% Senior Notes due 2023, issued under the 2023 Senior Notes Indenture.

“2023 Senior Notes Holders” shall mean the holders from time to time of the 2023 Senior Notes.

“2023 Senior Note Indenture” shall mean that certain Indenture, dated as of January 30, 2013, among the Company, The Bank of New York Mellon Trust Company, N.A., as Trustee, and the guarantors party thereto.

“2023 Senior Notes Obligations” shall mean (a) the due and punctual payment of the unpaid principal amount of, and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on, the 2023 Senior Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the 2023 Senior Notes Indenture.

“2023 Senior Notes Trustee” shall mean the trustee under the 2023 Senior Notes Indenture.

“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Australian PPSA” means the Personal Property Securities Act 2009 (Cth) of Australia.

“Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended.

“CFC Holdco” shall mean any Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes and that owns directly or indirectly through one or more flow-through entities no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Copyright License” shall mean any written agreement, now or hereafter in effect, a material aspect of which grants to any Person any right under any Copyright, and all rights of any such Person under any such agreement.

“Copyrights” shall mean, collectively, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii)  renewals, supplements and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Designated Regulatory Cash” means cash deposited from time to time into one or more segregated bank accounts of a Pledgor (identified to the Administrative Agent in writing) that is required to be retained in order to comply with applicable bankings law and regulations to the extent such banking laws or regulations do not permit such cash to be pledged hereunder.

 “Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities.

“EFS Perfection Certificate” shall mean that certain perfection certificate dated July 1, 2016, executed and delivered by each EFS Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (and, to the extent provided for in Article XII, for the benefit of the 2023 Senior Notes Holders), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.

“EFS Pledgor” shall mean Electronic Fund Source LLC and its Subsidiaries party to the EFS Perfection Certificate.

“Excluded Property” shall mean

(a)            any permit or license issued by a Governmental Authority to any Pledgor or any agreement to which any Pledgor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any requirement of Law applicable thereto, validly prohibit the creation by such Pledgor of a security interest in such permit, license or agreement in favor of the Collateral Agent (after giving effect to Sections 9‑406, 9‑407, 9‑408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law);

(b)            assets owned by any Pledgor on the date hereof or hereafter acquired and any proceeds thereof that are subject to a Lien securing a purchase money obligation, Synthetic Lease Obligation or capital lease obligation permitted to be incurred pursuant to the provisions of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation, Synthetic Lease Obligation or capital lease obligation) validly prohibits the creation of any other Lien on such assets and proceeds;

(c)            any property of a person existing at the time such person is acquired or merged with or into or consolidated with any Pledgor that is subject to a Lien permitted by Section 7.01(j) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law);

(d)            any Equity Interests of an Excluded Pledge Subsidiary to the extent and for so long as such Subsidiary is an Excluded Pledge Subsidiary, and Equity Interests of any Foreign Subsidiary or CFC Holdco in excess of 65% of the Equity Interests of such Foreign Subsidiary or CFC Holdco;

(e)            any U.S. intent-to-use trademark application, to the extent and for so long as creation by a Pledgor of a security interest therein would cause the invalidation, abandonment or unenforceability of such U.S. intent-to-use trademark application under applicable law or result in the loss by such Pledgor of any material rights therein;

(f)            any property, the pledge of which would be prohibited by any applicable law, rule or regulation after giving effect to the anti-assignment provisions of the UCC or any other applicable law;

(g)            any Securitization Assets and Factorable Receivables that are subject to a Disposition permitted by Section 7.05(g) and (j) of the Credit Agreement;

(h)            any (i) letter of credit rights with a value of less than $10,000,000 (except to the extent constituting supporting obligations (as defined under the UCC) in which a security interest can be perfected with the filing of a UCC-1 financing statement), (ii) commercial tort claims with a value of less than $10,000,000 and commercial tort claims to the extent and for so long as no complaint or counterclaim has been filed in a court of competent jurisdiction, (iii) Designated Regulatory Cash, and (iv) any deposit account or investment account that is used solely as a pension fund, escrow (including, without limitation, any escrow accounts for the benefit of Pledgor’s customers), trust or payroll account;

(i)            Equity Interests in any Person (other than the Borrower or any Wholly-Owned Subsidiary), to the extent the pledge thereof to the Collateral Agent is not permitted by the terms of such Person’s organizational or joint venture documents; and

(j)            assets where the Collateral Agent reasonably determines in consultation with the Borrower that the security interest would result in a burden in excess of the benefit and, in the case of foreign subsidiaries, is not legally permissible or would result in adverse tax or accounting effects or would result in a burden in excess of the benefit;

provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (a), (b), (c), (d), (e), (f), (g), (h), (i) or (j) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a), (b), (c), (d), (e), (f), (g), (h), (i) or (j).

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Guarantors” shall mean each Domestic Subsidiary Guarantor.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, all Patents, Trademarks, Copyrights, Technology, and Intellectual Property Licenses of each Pledgor, whether now or hereafter owned, licensed or acquired.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Intellectual Property or Intellectual Property Collateral, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements, amendments and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements, breaches or violations thereof, (iii) rights to sue for past, present and future infringements, breaches or violations thereof and (iv) other rights to use, exploit or practice any or all of the Intellectual Property or Intellectual Property Collateral.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 3 to the Perfection Certificates and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 2 hereto.

“LC Account” shall mean any account established and maintained in accordance with the provisions of Section 2.03(g) of the Credit Agreement and all property from time to time on deposit in such LC Account.

“Patents” shall mean, collectively, all patents and all patent applications (whether issued, applied for or allowed in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) inventions, discoveries, designs and improvements described or claimed therein, (iii) reissues, divisions, continuations, reexaminations, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patent License” shall mean any written agreement, now or hereafter in effect, a material aspect of which grants to any Person any right to manufacture, use or sell any invention claimed in a Patent and all rights of any such Person under any such agreement.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.

“Perfection Certificates” shall mean, collectively, the EFS Perfection Certificate and the WEX Perfection Certificate.

“Permitted Liens” Liens permitted under Section 7.01 of the Credit Agreement.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, subject in each case to clause (d) of the definition of “Excluded Property”, with respect to each Pledgor, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedule 1 hereto as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Technology” shall mean, collectively, all rights in the following: trade secrets, know how, technology (whether patented or not), rights in Software (including source code and object code), data and databases, Internet web sites, customer and supplier lists, proprietary information, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information, pricing and cost information, and business and marketing plans and proposals, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future misappropriations or violations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present and future misappropriations or violations thereof.

“Trademark License” shall mean any written agreement, now or hereafter in effect, a material aspect of which grants to any Person any right to use any Trademark, and all rights of any such Person under any such agreement.

“Trademarks” shall mean, collectively, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URL’s), domain names, corporate names, brand names, and trade names and other identifiers of source or goodwill, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered or applied for in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any of the foregoing, (ii)  extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or violations thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements, dilutions or violations thereof.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ (and to the extent applicable, the 2023 Senior Notes Holders’) security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“WEX Perfection Certificate” shall mean that certain perfection certificate dated July 1, 2016, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (and, to the extent provided for in Article XII, for the benefit of the 2023 Senior Notes Holders), and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties (and, to the extent provided for in Article XII, for the benefit of the 2023 Senior Notes Holders) contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.

SECTION 1.2.    Interpretation.  The rules of interpretation specified in the Credit Agreement (including Section 1.02 thereof) shall be applicable to this U.S. Security Agreement.

SECTION 1.3.    Resolution of Drafting Ambiguities.  Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

SECTION 1.4.    Perfection Certificate.  The Collateral Agent agrees that the Perfection Certificates and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this U.S. Security Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.    Grant of Security Interest.  As collateral security for the payment and performance in full of all the Obligations (and, to the extent provided in Article XII, the 2023 Senior Notes Obligations), each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties (and, to the extent provided for in Article XII, for the benefit of the 2023 Senior Notes Holders), a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)	all Accounts;

(ii)	all Equipment, Goods, Inventory and Fixtures;

(iii)	all Documents, Instruments and Chattel Paper;

(iv)	all Letters of Credit and Letter-of-Credit Rights;

(v)	all Securities Collateral;

(vi)	all Investment Property;

(vii)	all Intellectual Property Collateral;

(viii)	the Commercial Tort Claims described on Schedule 2 hereto (as the same may be supplemented from time to time);

(ix)	all General Intangibles;

(x)	all Money and all Deposit Accounts;

(xi)	all Supporting Obligations;

(xii)	all books and records relating to the Pledged Collateral; and

(xiii)	to the extent not covered by clauses (i) through (xii) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xiii) above, the security interest created by this U.S. Security Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property.

SECTION 2.2.    Filings.  (a)  Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time, to file in any relevant jurisdiction any financing statements (excluding fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor and (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights”.  Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.

(b)            Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.

(c)            Each Pledgor hereby further authorizes the Collateral Agent to file with the United States Patent and Trademark Office or United States Copyright Office, the Patent Security Agreement, the Trademark Security Agreement and the Copyright Security Agreement.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.    Delivery of Certificated Securities Collateral.  Subject to Section 6.16 of the Credit Agreement, each Pledgor represents and warrants that all certificates or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected first priority security interest therein (other than Intercompany Notes with a face amount of less than $1,000,000 individually and $5,000,000 in the aggregate for all such Intercompany Notes of the Pledgors).  Each Pledgor hereby agrees that all such certificates or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within thirty days after receipt thereof by such Pledgor or such later date as the Collateral Agent may allow in its sole discretion) be delivered to and held by or on behalf of the Collateral Agent pursuant hereto.  All such certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

SECTION 3.2.    Perfection of Uncertificated Securities Collateral.

(a)  Each Pledgor represents and warrants that the Collateral Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof.

(b) In the case of each Pledgor that is an issuer of Securities Collateral, such Pledgor agrees (i) to be bound by the terms of this U.S. Security Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) that during the continuance of an Event of Default it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral (including all Equity Interests of such issuer) without further consent by the applicable Pledgor.

SECTION 3.3.    Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral pursuant to the UCC have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 18 to the Perfection Certificates.  Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this U.S. Security Agreement in the Pledged Collateral as a perfected first priority security interest subject only to Permitted Liens.

SECTION 3.4.    Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a)            Instruments and Tangible Chattel Paper.  As of the date hereof, no amounts payable to any Pledgor under or in connection with any of the Pledged Collateral are evidenced by any Instrument (other than Instruments with a face amount of less than $1,000,000 individually and $5,000,000 in the aggregate for all such Instruments of the Pledgors or checks to be deposited in the ordinary course of business) or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 3 to the Perfection Certificates.  Subject to Section 6.16 of the Credit Agreement, each Instrument and each item of Tangible Chattel Paper listed in Schedule 3 to the Perfection Certificates has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank.  If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent (but excluding any checks to be deposited in the ordinary course of business) exceeds $5,000,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within thirty days after receipt thereof or such later date as the Collateral Agent may allow in its sole discretion) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b)            Commercial Tort Claims.  As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims constituting Collateral, other than (i) those listed in Schedule 2 hereto, (ii) any Commercial Tort Claim with a value of less than $10,000,000 and (iii) Commercial Tort Claims for which no complaint or counterclaim has been filed in a court of competent jurisdiction.  If any Pledgor shall at any time hold or acquire a Commercial Tort Claim constituting Collateral, such Pledgor shall immediately notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this U.S. Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 3.5.    Joinder of Additional Guarantors.  The Pledgors shall cause each Subsidiary of the Company which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties (and, to the extent provided for in Article XII, for the benefit of the 2023 Senior Notes Holders) pursuant to the provisions of the Credit Agreement to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 2 hereto and (ii) a Perfection Certificate, in each case, within thirty (30) days after the date on which it was acquired or created (or such later date as the Collateral Agent may allow in its sole discretion) and upon such execution and delivery, such Subsidiary shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein.  The execution and delivery of such Joinder Agreement shall not require the consent of any other Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this U.S. Security Agreement.

SECTION 3.6.    Supplements; Further Assurances.  Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s security interest in the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this U.S. Security Agreement) in United States filing offices under the Uniform Commercial Code (or other similar laws), all in form reasonably satisfactory to the Collateral Agent and in such United States offices (including the United States Patent and Trademark Office and the United States Copyright Office) to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral, provided, however, that, in all events, no Pledgor shall be required to take any action to obtain or deliver any control agreements, landlord waivers or bailee waivers or perfect any liens on any motor vehicles or create, perfect, preserve or protect any liens on non-U.S. Intellectual Property Collateral.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1.    Title.  Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties (and, to the extent provided for in Article XII, for the benefit of the 2023 Senior Notes Holders) pursuant to this U.S. Security Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens.  Schedule 3 hereto sets forth a true, correct and complete list of all registered and applied for U.S. Patents, U.S. Trademarks and U.S. registered Copyrights owned by each such Pledgor as of the date hereof and all United States Copyright Licenses, Patent Licenses and Trademark Licenses to which such Pledgor is a party as of the date hereof.

SECTION 4.2.    Validity of Security Interest.  The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties (and, to the extent provided for in Article XII, for the benefit of the 2023 Senior Notes Holders) hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Obligations (and, to the extent provided in Article XII, the 2023 Senior Notes Obligations), and (b) subject to the filings and other actions described in Schedule 18 to the Perfection Certificates (to the extent required to be listed on the schedules to the Perfection Certificates as of the date this representation is made or deemed made), and the filings of the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, a perfected security interest in all the Pledged Collateral in which a security interest may be perfected by such filings.  The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties (and, to the extent provided for in Article XII, for the benefit of the 2023 Senior Notes Holders) pursuant to this U.S. Security Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Liens.

SECTION 4.3.    Defense of Claims; Transferability of Pledged Collateral.  Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party (or any 2023 Senior Notes Holder) other than Permitted Liens.

SECTION 4.4.    Other Financing Statements.  It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this U.S. Security Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien or financing statements or public notices relating to the termination statements listed on Schedule 4(b) to the Perfection Certificates.

SECTION 4.5.    [Omitted.]

SECTION 4.6.    Due Authorization and Issuance.  All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable.

SECTION 4.7.    [Omitted.]

SECTION 4.8.    Pledged Collateral.  Set forth on Schedule 1(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Pledgor in any Subsidiaries as of the date hereof and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement.

SECTION 4.9.    Insurance.  In the event that the proceeds of any insurance claim are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Credit Agreement.

SECTION 4.10.    Intellectual Property.  (a)  Schedule 3(a) sets forth all of each Pledgor’s Patents and Trademarks applied for or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each United States Patent or United States Trademark owned by each Pledgor as of the date hereof.

(b)  Schedule 3(b) sets forth all of each Pledgor’s registered or applied for United States Copyrights,  including the name of the registered owner or applicant and the registration number (as applicable) of each such Copyright owned by each Pledgor as of the date hereof.

(c)  Schedule 3(c) sets forth all United States Patent Licenses, Trademark Licenses and Copyright Licenses as of the date hereof, whether or not recorded with the USPTO or USCO, as applicable, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

(d)  Duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable have been delivered to the Collateral Agent in proper form for filing with the United States Patent and Trademark Office or United States Copyright Office.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.    Pledge of Additional Securities Collateral.  Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Collateral Agent and promptly (but in any event within thirty days after receipt thereof (or such later date as the Collateral Agent may allow in its sole discretion) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 1 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this U.S. Security Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes.  Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this U.S. Security Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2.    Voting Rights; Distributions; etc.  So long as no Event of Default shall have occurred and be continuing:

(i)      Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Obligations.

(ii)      Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions; provided, however, that, subject to the definition of “Excluded Property”, any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within ten days after receipt thereof or such later date as the Collateral Agent may allow in its sole discretion) delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)            So long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c)            Upon the occurrence and during the continuance of any Event of Default:

(i)      All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)      All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d)            Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e)            All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3.   [Omitted.]

SECTION 5.4    Certain Agreements of Pledgors As Holders of Equity Interests.  In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1.    [Omitted.]

SECTION 6.2.    Protection of Collateral Agent’s Security.  On a continuing basis, each Pledgor shall, in the exercise of its reasonable business judgment and at its sole cost and expense, (i) maintain, protect and enforce all material Intellectual Property Collateral as presently used and operated, (ii) not permit to lapse or become abandoned any material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such material Intellectual Property Collateral, in either case except as shall be consistent with commercially reasonable business judgment, (iv) keep adequate records respecting all Intellectual Property Collateral and (v) furnish to the Collateral Agent from time to time upon the Collateral Agent’s request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Collateral Agent may from time to time reasonably request.

SECTION 6.3.    After-Acquired Property.  If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral that is not Excluded Property or (ii) become entitled to the benefit of any additional Intellectual Property Collateral that is not Excluded Property or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any such Intellectual Property Collateral, or any improvement on any such Intellectual Property Collateral, or if any intent-to use trademark application is no longer subject to clause (c) of the definition of Excluded Property, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Pledged Collateral as if such would have constituted Pledged Collateral at the time of execution hereof and be subject to the Lien and security interest created by this U.S. Security Agreement without further action by any party.  Each Pledgor shall, within 30 days after the end of each calendar quarter (or such later date as the Collateral Agent may allow in its sole discretion), provide to the Collateral Agent written notice of any registered or applied for United States Copyrights, Trademarks or Patents described in clauses (i) and (ii) above and confirm the attachment of the Lien and security interest created by this U.S. Security Agreement to any such rights by updating through supplement, amendment or by other written document executed by and reasonably acceptable to the Collateral Agent and such Pledgor, the relevant schedules of the Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement filed with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, pursuant to this Agreement, such that any such update, supplement, amendment or other instrument may be filed, and such Pledgor shall promptly file, with the United States Patent and Trademark Office or United States Copyright Office.  Further, each Pledgor authorizes the Collateral Agent to modify this U.S. Security Agreement by amending 3(a), (b) and (c) to include any registered or applied for Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof.

                                SECTION 6.3.    [Omitted.]

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1.    Maintenance of Records.  Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with its ordinary practice.  Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor).

SECTION 7.2.    [Omitted.]

SECTION 7.3.    [Omitted.]

SECTION 7.4.    [Omitted.]

ARTICLE VIII

TRANSFERS

SECTION 8.1.    Transfers of Pledged Collateral.  No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted (or not expressly prohibited) by the Credit Agreement.

ARTICLE IX

REMEDIES

SECTION 9.1.    Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i)      Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii)      Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof unless otherwise agreed to the Collateral Agent) pay such amounts to the Collateral Agent;

(iii)      Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv)      Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense:  (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition.  Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof.  Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v)      Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Obligations (and, to the extent provided in Article XII, the 2023 Senior Notes Obligations) as provided in Article X hereof;

(vi)      Retain and apply the Distributions to the Obligations (and, to the extent provided in Article XII, the 2023 Senior Notes Obligations) as provided in Article X hereof;

(vii)    [Omitted.]; and

(viii)    Exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may sell, assign or grant a license (other than in violation of any then-existing licensing arrangements or other agreement to the extent that waivers cannot be obtained) to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.  The Collateral Agent or any other Secured Party (or the 2023 Senior Notes Trustee or the 2023 Senior Notes Holders) or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, to the extent permitted by applicable law, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations (and, to the extent provided in Section 12.1, the 2023 Senior Notes Obligations) owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale.  Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

SECTION 9.2.     Notice of Sale.  Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters.

SECTION 9.3.    Waiver of Notice and Claims.  Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law, all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law.  The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Collateral Agent.  Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 9.4.    Certain Sales of Pledged Collateral.

(a)            Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority.  Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall not for such reason be deemed to have been made in a commercially unreasonable manner.

(b)            Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall not for such reason be deemed to have been made in a commercially unreasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c)            [Omitted.]

(d)            If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

SECTION 9.5.    No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties.  All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

SECTION 9.6.    Grant of Intellectual Property License.  For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, an irrevocable, non-exclusive, worldwide, royalty-free (and free of any other obligation of payment) license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned, licensed or hereafter acquired by such Pledgor, wherever the same may be located.  Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof; provided, however, that such licenses to be granted hereunder with respect to Trademarks shall be subject to such Pledgor’s right to maintain reasonable quality control with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1.    Application of Proceeds.  (i) The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this U.S. Security Agreement, first, to payment in full of that portion of the Obligations (other than Obligations owing to Hedge Banks and the Cash Management Banks), constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including costs and expenses payable under Section 10.04 of the Credit Agreement payable to the Administrative Agent and Collateral Agent in its capacity as such, and second, to payment in full of all other Obligations and, to the extent provided in Article XII, the 2023 Senior Notes Obligations, ratably as among the Obligations, on the one hand, and the 2023 Senior Notes Obligations, on the other hand, with any such proceeds and sums to be applied to the Obligations in accordance with Section 8.03 of the Credit Agreement and any such proceeds and sums to be applied to the 2023 Notes Obligations in accordance with the documents governing the 2023 Senior Notes.

(ii)            In making the determination and allocations required by this Section 10.1, the Collateral Agent may conclusively rely upon information supplied by the 2023 Senior Notes Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the 2023 Senior Notes Obligations and the Collateral Agent shall have no liability to any of the Secured Parties or the 2023 Senior Notes Trustee or the 2023 Senior Notes Holders for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Pledgor from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by the Collateral Agent pursuant to this Section 10.1 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the 2023 Senior Notes Trustee of any amounts distributed to the 2023 Senior Notes Trustee.

(iii)            If, despite the provisions of this U.S. Security Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this U.S. Security Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties and 2023 Senior Notes Holders hereunder for distribution in accordance with this Section 10.1.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1.    Concerning Collateral Agent.

(a)            The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement.  By accepting the benefits of this U.S. Security Agreement and the other Collateral Documents, each 2023 Senior Notes Holder hereby appoints Bank of America, N.A., to serve as collateral agent for the 2023 Senior Notes Holders under each of the Collateral Documents, on the terms set forth herein and in the other Collateral Documents.  The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement.  The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Pledged Collateral), in accordance with this U.S. Security Agreement and the Credit Agreement.  The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement.  Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this U.S. Security Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this U.S. Security Agreement.  After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this U.S. Security Agreement while it was the Collateral Agent.

(b)            The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties (and to the extent applicable pursuant to Article XII, the 2023 Senior Notes Holders) shall have responsibility for, including without limitation, (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party (and to the extent applicable pursuant to Article XII, the 2023 Senior Notes Holders) has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c)            The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this U.S. Security Agreement and its duties hereunder, upon advice of counsel selected by it.

(d)            If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

(e)            The Collateral Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 6.13 of the Credit Agreement.  If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes.  The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 11.2.    Collateral Agent Appointed Attorney-in-Fact.  Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion, on and after and during the continuance of an Event of Default, to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this U.S. Security Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action).  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.3.    Continuing Security Interest; Assignment.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties (and to the extent provided for in Article XII, for the benefit of the 2023 Senior Notes Holders) and each of their respective successors, transferees and assigns.  No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing clause (ii), any Secured Party (and any 2023 Senior Notes Holder) may assign or otherwise transfer any indebtedness held by it secured by this U.S. Security Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party (and to the extent applicable pursuant to Article XII, such 2023 Senior Notes Holder), herein or otherwise, subject however, to the provisions of the Credit Agreement and, in the case of a Secured Party that is a party to a Specified Hedge Agreement, such Specified Hedge Agreement.  Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Obligations is rescinded or must otherwise be restored by the Secured Party (and to the extent applicable pursuant to Article XII, such 2023 Senior Notes Holder) upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 11.4.    Termination; Release.  When the Credit Agreement is terminated and all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Specified Cash Management Agreements and Specified Hedge Agreements) have been paid in full and all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made) have terminated in accordance with the provisions of the Credit Agreement, this U.S. Security Agreement shall terminate.  Upon termination of this U.S. Security Agreement the Pledged Collateral shall be released from the Lien of this U.S. Security Agreement.  Additionally upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Credit Agreement (including (i) any permitted disposition or transfer to a Person that is not a Loan Party or (ii) any release consented to by the Required Lenders), the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC‑3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.  A Pledgor shall automatically be released from its obligations hereunder and the Lien in favor of the Collateral Agent on the Collateral of such Pledgor shall be automatically released if such Pledgor ceases to be a Guarantor as a result of a transaction permitted under the Credit Agreement.

SECTION 11.5.    Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent; provided, however, that, except as otherwise provided in Section 11.4, the requisite written consent of the 2023 Senior Notes Holders and/or the 2023 Senior Notes Trustee under the 2023 Senior Notes shall be required with respect to any waiver, amendment or other modification of this U.S. Security Agreement that would materially and adversely affect the rights of the 2023 Senior Notes Holders to equally and ratably share in the security provided for herein with respect to the Collateral.  Except as set forth in this Section 11.5, neither the 2023 Senior Notes Holders nor any 2023 Senior Notes Trustee shall have any rights to approve any release, waiver, amendment, modification, charge, discharge or termination with respect to this U.S. Security Agreement.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this U.S. Security Agreement or any other document evidencing the Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.

SECTION 11.6.    Notices.  Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6; provided that (i) any notice to the 2023 Senior Notes Trustee may be made to its address as set forth in the most recent copy of the 2023 Senior Notes Indenture provided to the Collateral Agent by the Borrowers or in a written notice of such address provided to the Collateral Agent by the 2023 Senior Notes Trustee and (ii) notice to any 2023 Senior Notes Trustee shall be deemed sufficient notice to the 2023 Senior Notes Holders for all purposes hereunder.

SECTION 11.7.    Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.  Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 11.8.    Severability of Provisions.  Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 11.9.    Execution in Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.  Delivery of any executed counterpart of a signature page of this U.S. Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this U.S. Security Agreement.

SECTION 11.10.    Business Days.  In the event any time period or any date provided in this U.S. Security Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 11.11.    [Omitted.]

SECTION 11.12.    No Claims Against Collateral Agent.  Nothing contained in this U.S. Security Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 11.13.    No Release.  Nothing set forth in this U.S. Security Agreement or any other Loan Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party (or any other 2023 Senior Notes Holder)  to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party (or any other 2023 Senior Notes Holder) for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this U.S. Security Agreement, the Credit Agreement or the other Loan Documents (or the 2023 Senior Notes Indenture), or under or in respect of the Pledged Collateral or made in connection herewith or therewith.  Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party (or any other 2023 Senior Notes Holder) shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this U.S. Security Agreement, nor shall the Collateral Agent or any other Secured Party (or any other 2023 Senior Notes Holder) be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder.  The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this U.S. Security Agreement, the Credit Agreement and the other Loan Documents.

SECTION 11.14.    Obligations Absolute.  All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)      any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii)      any lack of validity or enforceability of the Credit Agreement, any Specified Hedge Agreement or any other Loan Document, or any other agreement or instrument relating thereto against any other Pledgor;

(iii)      any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations (and, to the extent provided in Article XII, the 2023 Senior Notes Obligations), or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Specified Hedge Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(iv)      any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations (and, to the extent provided in Article XII, the 2023 Senior Notes Obligations).;

(v)      any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Specified Hedge Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

(vi)      any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 11.15.    Exclusion of Australian PPSA Provisions.

      (a)    To the extent the law permits:

(i)      for the purposes of sections 115(1) and 115(7) of the Australian PPSA:

(A)            the Collateral Agent need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and

(B)            sections 142 and 143 are excluded;

(ii)      for the purposes of section 115(7) of the Australian PPSA, the Collateral Agent need not comply with sections 132 and 137(3); and

(iii)      if the Australian PPSA is amended after the date of this document to permit the Loan Parties and the Collateral Agent to agree to exclude other provisions of the Australian PPSA, the Collateral Agent may notify the Loan Parties that the Collateral Agent need not comply with any of those provisions as notified to the Loan Parties by the Collateral Agent.

(b)    If the Collateral Agent exercises a right, power or remedy in connection with this Agreement, that exercise is taken not to be an exercise of a right, power or remedy under the Australian PPSA unless the Collateral Agent states otherwise at the time of exercise. However, this section does not apply to a right, power or remedy which can only be exercised under the Australian PPSA.

(c)    To the extent the law permits, each Loan Party waives:

(i)     its rights to receive any notice that is required by:

(A)    any provision of the Australian PPSA (including a notice of a verification statement); or

(B)    any other law before the Collateral Agent, a receiver or receiver and manager exercises a right, power or remedy; and

(ii)    any time period that must otherwise lapse under any law before the Collateral Agent, a receiver or receiver and manager exercises a right, power or remedy.

If the law which requires a period of notice or a lapse of time cannot be excluded, but the law provides that the period of notice or lapse of time may be agreed, that period or lapse is 1 day or the minimum period the law allows to be agreed (whichever is the longer). However, nothing in this section prohibits the Collateral Agent, a receiver or receiver and manager from giving a notice under the Australian PPSA or any other law.

ARTICLE XII

(a)            Equal and Ratable Security. This Agreement and the other Collateral Documents (i) shall secure the 2023 Senior Notes Obligations to the extent required by Section 4.09 of the 2023 Senior Notes Indenture and (ii) shall be construed and enforced accordingly.

(b)            Limitation on Collateral Agent’s Responsibilities with Respect to 2023 Senior Notes Holders. The obligations of the Collateral Agent to the 2023 Senior Notes Holders and the 2023 Senior Notes Trustee hereunder shall be limited solely to (i) holding the Collateral for the ratable benefit of the 2023 Senior Notes Holders and 2023 Senior Notes Trustee for so long as both (A) any Obligations remain outstanding and (B) any 2023 Senior Notes Obligations are required to be secured by the Collateral and (ii) distributing any proceeds received by the Collateral Agent from the sale, collection or realization of the Collateral to the 2023 Senior Notes Holders and the 2023 Senior Notes Trustee in respect of the 2023 Senior Notes Obligations in accordance with Section 10.1. Neither the 2023 Senior Notes Holders nor the 2023 Senior Notes Trustee shall be entitled to exercise (or direct the Collateral Agent to exercise) any rights or remedies hereunder with respect to the 2023 Senior Notes Obligations, including without limitation the right to receive any payments, enforce the Lien on Collateral, request any action, institute proceedings, give any instructions, make any election, make collections, sell or otherwise foreclose on any portion of the Collateral or execute any amendment, supplement, or acknowledgment hereof.  This Agreement shall not create any liability of the Collateral Agent or the Secured Parties to any 2023 Senior Notes Holders or to the 2023 Senior Notes Trustee by reason of actions taken with respect to the creation, perfection or continuation of the Lien on Collateral, actions with respect to the occurrence of an Event of Default (under, and as defined in, the Credit Agreement or the 2023 Senior Notes Indenture), actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral or action with respect to the collection of any claim for all or any part of the 2023 Senior Notes Obligations, guarantor or any other party or the valuation, use or protection of the Collateral. By acceptance of the benefits under this U.S. Security Agreement and the other Loan Documents, the 2023 Senior Notes Holders and the 2023 Senior Notes Trustee will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Lenders to permit such Persons to be secured parties under this U.S. Security Agreement and certain of the other Loan Documents and are being relied upon by the Lenders as consideration therefor.

(c)            Notwithstanding anything to the contrary herein, nothing in this U.S. Security Agreement shall or shall be construed to (i) result in the security interest in the Collateral securing the 2023 Senior Notes Obligations less than equally and ratably with the Obligations pursuant to the 2023 Senior Notes to the extent required or (ii) modify or affect the rights of the 2023 Senior Notes Holders to receive the pro rata share specified in Section 10.1 of any proceeds of any collection or sale of Collateral.

(d)            The parties hereto agree that the 2023 Senior Notes Obligations and the Obligations are, and will be, equally and ratably secured with each other by the Liens on the Collateral, and that it is their intention to give full effect to the equal and ratable provisions of the 2023 Senior Notes, as in effect on the date hereof.  To the extent that the rights and benefits herein or in any other Collateral Document conferred on the 2023 Senior Notes Holders shall be held to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide such 2023 Senior Notes Holders only those rights and benefits that are required by such provisions.  Any and all rights not herein expressly given to the 2023 Senior Notes Trustee are expressly reserved to the Collateral Agent and the Secured Parties other than the 2023 Senior Notes Holders.

(e)            Termination. This Article XII shall cease to apply if and when (i) all of the 2023 Senior Notes Obligations have been fully satisfied, defeased or discharged (including in accordance with Article VIII of the 2023 Senior Notes Indenture); (ii) the 2023 Senior Notes Indenture shall have been amended such that the 2023 Senior Notes Obligations are no longer required to be secured equally and ratably with the Obligations or (iii) upon the termination or release of this Agreement pursuant to Section 11.4.

 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

S-1

IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this U.S. Security Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

WEX, Inc.,
as Pledgor

/s/ Roberto Simon
Name: Roberto Simon
Title: Chief Financial Officer

WRIGHT EXPRESS FUELING SOLUTIONS, INC.
as Pledgor

/s/ Steven A. Elder
Name: Steven A. Elder
Title: Treasurer

FLEETONE HOLDINGS, LLC
as Pledgor

/s/ Steven A. Elder
Name: Steven A. Elder
Title: Treasurer

TRANSPLATINUM SERVICE, LLC
as Pledgor

/s/ Steven A. Elder
Name: Steven A. Elder
Title: Treasurer

FLEETONE, L.L.C.
as Pledgor

/s/ Steven A. Elder
Name: Steven A. Elder
Title: Treasurer

WRIGHT EXPRESS HOLDINGS 2 LLC
as Pledgor

/s/ Steven A. Elder
Name: Steven A. Elder
Title: Treasurer

WRIGHT EXPRESS HOLDINGS 3 LLC
as Pledgor

/s/ Steven A. Elder
Name: Steven A. Elder
Title: Treasurer

EB HOLDINGS CORP.
as Pledgor

/s/ Lynda Godkin
Name: Lynda Godkin
Title: Secretary

EB HOLDINGS II CORP.
as Pledgor

/s/ Lynda Godkin
Name: Lynda Godkin
Title: Secretary

WEX HEALTH INC.
as Pledgor

/s/ Lynda Godkin
Name: Lynda Godkin
Title: Secretary

BENAISSANCE, LLC
as Pledgor

/s/ Lynda Godkin
Name: Lynda Godkin
Title: Secretary

ELECTRONIC FUNDS SOURCE LLC
as Pledgor

/s/ Roberto Simon
Name: Roberto Simon
Title: Treasurer

ELECTRONIC FUNDS SOURCE LLC
as Pledgor

/s/ Roberto Simon
Name: Roberto Simon
Title: Treasurer

EFS PAYMENTS LLC
as Pledgor

/s/ Roberto Simon
Name: Roberto Simon
Title: Treasurer

WP MUSTANG HOLDINGS LLC
as Pledgor

/s/ Roberto Simon
Name: Roberto Simon
Title: Treasurer

WP MUSTANG SUB LLC
as Pledgor

/s/ Scott Phillips
Name: Scott Phillips
Title: President and Chief Executive Officer

TRUCKERS B2B, LLC
as Pledgor

/s/ Roberto Simon
Name: Roberto Simon
Title: Treasurer

WARBURG PINCUS PRIVATE EQUITY XI (LEXINGTON), LLC
as Pledgor

/s/ Roberto Simon
Name: Roberto Simon
Title: Treasurer

TCH CANADA, INC.
as Pledgor

/s/ Roberto Simon
Name: Roberto Simon
Title: Treasurer

BANK OF AMERICA, N.A.,
as Collateral Agent

By:	/s/ Angela Larkin
Name: Angela Larkin
Title: Assistant Vice President

SCHEDULE 1

Pledged Securities

(a)            Equity Interests of Pledgors and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b)            Other Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

SCHEDULE 2

Commercial Tort Claims

Description

SCHEDULE 3

Intellectual Property

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Intellectual Property Licenses
Patent Licenses:
LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Trademark Licenses
LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Copyright Licenses:
LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

EXHIBIT 1

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of [                    ], is delivered pursuant to Section 5.1 of the U.S. Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the U.S. Security Agreement), dated as of July 1, 2016, among WEX Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and Bank of America, N.A., as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).  The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the U.S. Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Obligations (and, to the extent provided in Article XII, the 2023 Senior Notes Obligations).

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

[	]
as Pledgor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT 2

[Form of]

JOINDER AGREEMENT

[Name of New Pledgor]
[Address of New Pledgor]

[Date]

Ladies and Gentlemen:

Reference is made to the U.S. Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the U.S. Security Agreement), dated as of July 1, 2016, among WEX Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and Bank of America, N.A., as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

This Joinder Agreement supplements the U.S. Security Agreement and is delivered by the undersigned, [               ] (the “New Pledgor”), pursuant to Section 3.5 of the U.S. Security Agreement.  The New Pledgor hereby agrees to be bound as a Pledgor party to the U.S. Security Agreement by all of the terms, covenants and conditions set forth in the U.S. Security Agreement to the same extent that it would have been bound if it had been a signatory to the U.S. Security Agreement on the date of the U.S. Security Agreement.  The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles VI and VII of the Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Agreement on the execution date of the Credit Agreement.  Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (and, to the extent provided in Article XII, the 2023 Senior Notes Obligations), a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder.  The New Pledgor hereby makes each of the representations and warranties in the U.S. Security Agreement and Article 5 of the Credit Agreement as of the date hereof and agrees to each of the covenants applicable to the Pledgors contained in the U.S. Security Agreement and the Credit Agreement.

Annexed hereto are supplements to each of the schedules to the U.S. Security Agreement and the Credit Agreement, as applicable, with respect to the New Pledgor.  Such supplements shall be deemed to be part of the U.S. Security Agreement or the Credit Agreement, as applicable.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.
[NEW PLEDGOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:
[Schedules to be attached]

SCHEDULE 1

Pledged Securities

                                (a)             Equity Interests of Pledgors and Subsidiaries
Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

                                (b)             Other Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

SCHEDULE 2

Commercial Tort Claims

Description

SCHEDULE 3

Intellectual Property

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Intellectual Property Licenses
Patent Licenses:
LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Trademark Licenses
LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Copyright Licenses:
LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

EXHIBIT 3
[Form of]

Copyright Security Agreement

Copyright Security Agreement, dated as of [                    ], by [__________] and [___________] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W i t n e s s e t h:

Whereas, the Pledgors are party to a U.S. Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties (and, to the extent provided for in Article XII of the U.S. Security Agreement, for the benefit of the 2023 Senior Notes Holders), to enter into the Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1.    Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.    Grant of Security Interest in Copyright Collateral.  Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties (and, to the extent provided for in Article XII of the U.S. Security Agreement for the benefit of the 2023 Senior Notes Holders) a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor (the “Copyright Collateral”):

(a)  United States registered and applied for Copyrights of such Pledgor, including those listed on Schedule I attached hereto; and

(b)  all Proceeds of any and all of the foregoing,

in each case, other than Excluded Property.

SECTION 3.    Security Agreement.  The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4.    Termination.  Upon the payment in full of the Obligations and termination of the Security Agreement, the security interest granted hereunder shall automatically terminate and the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5.    Counterparts.  This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 6.                          Governing Law.  This Copyright Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Copyright Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

In Witness Whereof, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

owner	registration number	title

Copyright Applications:

owner	title

EXHIBIT 4

[Form of]

Patent Security Agreement

Patent Security Agreement, dated as of [                    ], by [________] and [_________] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W i t n e s s e t h:

Whereas, the Pledgors are party to a U.S. Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties (and, to the extent provided for in Article XII of the U.S. Security Agreement, for the benefit of the 2023 Senior Notes Holders), to enter into the Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1.    Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the U.S. Security Agreement.

SECTION 2.    Grant of Security Interest in Patent Collateral.  Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties (and, to the extent provided for in Article XII of the U.S. Security Agreement, for the benefit of the 2023 Senior Notes Holders) a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor (the “Patent Collateral”):

(a)  United States registered and applied for Patents of such Pledgor, including those listed on Schedule I attached hereto; and

(b)  all Proceeds of any and all of the foregoing, in each case other than Excluded Property.

SECTION 3.    Security Agreement.  The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4.    Termination.  Upon the payment in full of the Obligations and termination of the Security Agreement, the security interest granted herein shall automatically terminate and the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

SECTION 5.    Counterparts.  This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 6.    Governing Law.  This Patent Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Patent Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

In Witness Whereof, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
Very truly yours,

PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:
BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I
to
PATENT SECURITY AGREEMENT
PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

owner	registration number	name

Patent Applications:

owner	application number	name

EXHIBIT 5

[Form of]

Trademark Security Agreement

Trademark Security Agreement, dated as of [                    ], by [________] and [________] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W i t n e s s e t h:

Whereas, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties (and, to the extent provided for in Article XII of the U.S. Security Agreement, for the benefit of the 2023 Senior Notes Holders), to enter into the Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1.    Defined Terms.  Unless otherwise defined herein, terms defined in the U.S. Security Agreement and used herein have the meaning given to them in the U.S. Security Agreement.

SECTION 2.     Grant of Security Interest in Trademark Collateral.  Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties (and, to the extent provided for in Article XII of the U.S. Security Agreement, for the benefit of the 2023 Senior Notes Holders) a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor (the “Trademark Collateral”):

(a)  United States registered and applied for Trademarks of such Pledgor, including those listed on Schedule I attached hereto;

(b)  all goodwill associated with such Trademarks; and

(c)  all Proceeds of any and all of the foregoing, in each case, other than Excluded Property.

SECTION 3.     Security Agreement.  The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the U.S. Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the U.S. Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Trademark Security Agreement is deemed to conflict with the U.S. Security Agreement, the provisions of the U.S. Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4.    Termination.  Upon the payment in full of the Obligations and termination of the U.S. Security Agreement, the security interest granted herein shall automatically terminate and the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5.    Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 6.    Governing Law.  This Trademark Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Trademark Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

In Witness Whereof, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:
BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

owner	registration number	TRADEMARK

Trademark Applications:

owner	application number	trademark